THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-E

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED MARCH 1, 1996
Revised as of 6/6/96
CUSIP #126691
                           Distribution Date 05/25/96

                                                                      SINGLE                    TOTAL
4.06(i)  Reduction of the Stated Amount of                         CERTIFICATE                  AMOUNT
         Certificates
                  Class A-1 Certificates.    TJ3                         $150.14336343             $2,184,808.00
                  Class A-2 Certificates.    TK0                           $0.00000000                     $0.00
                  Class A-3 Certificates.    TL8                           $0.00000000                     $0.00
                  Class A-4 Certificates.    TM6                           $0.58222185                $11,183.29
                  Class A-5 Certificates.    TN4                           $0.00000000                     $0.00
                  Class PO Certificates.     TP9                           $0.97663791                    $49.20
                  Class A-R Certificates.    TU8                           $0.00000000                     $0.00
                  Class X Certificates.      TQ7                           $0.00000000                     $0.00
                  Class B-1 Certificates.    TR5                           $0.58222190                 $9,000.41
                  Class B-2 Certificates.    TS3                           $0.58222154                 $3,214.43
                  Class B-3 Certificates.    TT1                           $0.58222222                 $1,928.66
                  Class B-4 Certificates.    N/A                           $0.58222331                 $1,092.91
                  Class B-5 Certificates.    N/A                           $0.58221902                   $385.73
                  Class B-6 Certificates.    N/A                           $0.58222345                 $1,092.91

                                                Total Amount                                        2,212,755.54

         Aggregate amount of any Principal                                                          2,024,710.11
         Prepayments

4.06(ii) Amount of distribution representing
         interest.                                     SINGLE                      TOTAL
                                                    CERTIFICATE                  AMOUNT
                  Class A-1 Certificates.           $5.47134418                $79,616.15
                  Class A-2 Certificates.           $5.77500040               $571,075.30
                  Class A-3 Certificates.           $5.83333308               $287,189.60
                  Class A-4 Certificates.           $5.83078790               $111,997.50
                  Class A-5 Certificates.           $0.00000000                     $0.00
                  Class PO Certificates.            $0.00000000                     $0.00
                  Class A-R Certificates.           $0.00000000                     $0.00
                  Class X Certificates.             $1.20242616               $261,289.80
                  Class B-1 Certificates.           $5.83078957                $90,136.59
                  Class B-2 Certificates.           $5.83079000                $32,191.64
                  Class B-3 Certificates.           $5.83078950                $19,314.98
                  Class B-4 Certificates.           $5.83078867                $10,945.16
                  Class B-5 Certificates.           $5.83079378                 $3,863.00
                  Class B-6 Certificates.           $5.83079007                $10,945.16

                         Total Amount                                        1,478,564.88

4.06(iii)Amount of interest shortfall       0.00                      0.00


4.06(iv) Stated Amount of Certificates after this                  ORIGINAL                    SINGLE                    TOTAL
         Distribution                                               BALANCE                 CERTIFICATE                  AMOUNT
                  Class A-1 Certificates.                         $14,551,479.00             $794.54912934            $11,561,864.97
                  Class A-2 Certificates.                         $98,887,491.00           $1,000.00000000            $98,887,491.00
                  Class A-3 Certificates.                         $49,232,505.00           $1,000.00000000            $49,232,505.00
                  Class A-4 Certificates.                         $19,207,953.00             $998.98174418            $19,188,394.39
                  Class A-5 Certificates.                         $10,200,000.00           $1,011.70068627            $10,319,347.00
                  Class PO Certificates.                              $50,376.91             $999.02336209                $50,327.71
                  Class A-R Certificates.                                $100.00               $0.00000000                     $0.00
                  Class X Certificates.                          $217,302,158.28             $986.58038626           $214,386,047.25
                  Class B-1 Certificates.                         $15,458,728.00             $998.98174287            $15,442,987.04
                  Class B-2 Certificates.                          $5,520,974.00             $998.98174308             $5,515,352.23
                  Class B-3 Certificates.                          $3,312,584.00             $998.98174356             $3,309,210.94
                  Class B-4 Certificates.                         $ 1,877,132.00             $998.98173916             $1,875,220.59
                  Class B-5 Certificates.                            $662,517.00             $998.98174688               $661,842.39
                  Class B-6 Certificates.                          $1,877,131.55             $998.98173892             $1,875,220.14

                                                                                Total                                $217,919,763.40

4.06(v)  The Pool Stated Principal Balance for the following Distribution Date
                                                                $217,919,763.39

4.06(vi) Senior Percentage for this Distribution Date          84.192123583689%
         Subordinated Percentage for this                       7.110157497855%
         Distribution Date

4.06(vii)Amount of the Master Servicing Fees paid to or retained by the Master
         Servicer with respect to such Distribution Date           68,553.65

4.06(viii)Pass-Through Rate and for each Class of
          Certificates
                  Class A-1 Certificates.                        6.95000000%
                  Class A-2 Certificates.                        6.93000000%
                  Class A-3 Certificates.                        7.00000000%
                  Class A-4 Certificates.                        7.00000000%
                  Class A-5 Certificates.                        7.00000000%
                  Class PO Certificates.                              N/A
                  Class A-R Certificates.                             N/A
                  Class X Certificates.                          1.44291000%
                  Class B-1 Certificates.                        7.00000000%
                  Class B-2 Certificates.                        7.00000000%
                  Class B-3 Certificates.                        7.00000000%
                  Class B-4 Certificates.                        7.00000000%
                  Class B-5 Certificates.                        7.00000000%
                  Class B-6 Certificates.                        7.00000000%

4.06(ix) Amount of Advances included in the distribution on such Distribution
         Date                                              37,730.12
         Aggregate amount of Advances outstanding as of the close of business
         on such Distribution Date.                        40,259.76

4.06(x)  The number and aggregate principal amounts of Mortgage Loans delinquent
               30 to 59 days            34             $4,354,172.82
               60 to 89 days             4               $309,025.48
                90 or more               0                     $0.00

          The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent

              30 to 59 days              34             $4,354,172.82
              60 to 89 days               4               $309,025.48
              90 or more                  1                $31,945.60

4.06(xi) The aggregate dollar amount of Scheduled  Payments for each of Mortgage
     Loan for the preceeding 12 calender months or all calender months since cut-off date

         (a) All outstanding Mortgage loans on each Due Date           $0.00
         (b) Delinquent 60 days or more on each of the Due Dates $309,025.48

4.06(xi) Loan number and Stated Principal Balance of any Mortgage loan that became  an REO Property during the preceding calendar month.
                          0        $0.00

4.06(xiiiTotal  number and  principal  balance of any REO  Properties  as of the close of business on the  Determination  Date preceding  such  Distribution
     Date.                0        $0.00

4.06(xiv)Senior Prepayment Percentage                        100.0000000000%

4.06(xv) Aggregate amount of Realized Losses incurred during the preceding
         calendar month.                                             $0.00
         Aggregate amount of Realized Losses through Distribution Date
                                                                     $0.00

4.06(xvi)Special Hazard Loss Coverage Amount                2,208,390.00
         Required Fraud Loss Coverage                       6,625,169.00
         Current Bankruptcy Amount                            100,000.00